CONSENT OF COUNSEL
We hereby consent to the use of our name and to the reference to our firm under the caption “Proposal: Approval of an Agreement and Plan of Reorganization—Federal Income Tax Consequences” in the Joint Proxy Statement/Prospectus included in Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on Form N-14 for each the following registrants: AIM Counselor Series Trust (File No.: 333-164277), AIM Growth Series (File No.: 333-164280), AIM Growth Series (Balanced-Risk Retirement Funds) (File No.: 333-164293), AIM Investment Funds (File No.: 333-164278), AIM Investment Securities Funds (File No.: 333-164279), AIM Investment Securities Funds (Money Market Fund) (File No.: 333-164295), AIM Sector Funds (File No.: 333-164281), AIM Tax-Exempt Funds (File No.: 333-164276), and AIM Tax-Exempt Funds (Tax-Exempt Cash Fund) (File No.: 333-164296).

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
February 12, 2010